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                                                                     EXHIBIT 5.1

                    [JAFFE, RAITT, HEUER & WEISS LETTERHEAD]

                                 March 30, 1994
ALC Communications Corporation
30300 Telegraph Road, Suite 350
Bingham Farms, MI 48025
Dear Sir/Mesdames:

     We have acted as special counsel to ALC Communications Corporation ("ALC"), a Delaware corporation, and Allnet Communication Services, Inc., a Michigan corporation (together, the "Company"), in connection with the registration by the Company under the Securities Act of 1933 on the Form S-3 Registration Statement to which this opinion is an exhibit (the "Registration Statement") of 661,253 shares of the Common Stock of ALC.

     In rendering the opinion contained in this letter, we have assumed without investigation that the information supplied to us by the Company is accurate and complete. Based upon and subject to the foregoing, it is our opinion that, the shares of Common Stock to be offered under the Registration Statement have been duly authorized, and upon the sale thereof in the manner referred to in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
                                          Very truly yours,

                                          JAFFE, RAITT, HEUER & WEISS
                                          Professional Corporation